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                                                                    EXHIBIT 23.2



              CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 1993 Stock Option Plan of Merlin Pharmaceutical Corporation assumed by Cell Genesys, Inc. for the registration of 66,941 shares of Cell Genesys, Inc. common stock, of our report dated January 27, 1997, with respect to the consolidated financial statements of Cell Genesys, Inc. included in its Annual Report as amended (Form 10-K/A) for the year ended December 31, 1996, filed with the Securities and Exchange Commission.



                                                               ERNST & YOUNG LLP

Palo Alto, California
June 12, 1997